EXHIBIT 10.29
-------------


                             FIRST AMENDMENT TO
                            EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment"), dated as of July 29, 2004, is made by and between COOLSAVINGS, INC., a Delaware corporation (the "Company"), and MATTHEW MOOG ("Moog").


                                  RECITALS:
                                  --------

      A. The Company's predecessor, coolsavings.com inc., and Moog entered into an Employment Agreement (the "Employment Agreement") dated as of July 30, 2001 (the "Effective Date").

      B. The Company and Moog desire to amend the Employment Agreement on the terms set forth herein to, among other things, extend the term of Moog's employment and adjust the base salary paid to Moog.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Moog hereby agree as follows:

      1. All references in the Employment Agreement to "coolsavings.com inc., a Michigan corporation" shall be deemed to mean "CoolSavings, Inc., a Delaware corporation".

      2. All references in the Employment Agreement to "Articles of Incorporation" and "Articles" shall be deemed to mean "Certificate of Incorporation" and "Charter", respectively.

      3. Section 2 of the Employment Agreement is hereby AMENDED and RESTATED in its entirety as follows:

            "2.   TERM AND LOCATION OF EMPLOYMENT.

            Subject to the provisions for termination provided below,
            (i) the initial term of Moog's employment under this Agreement shall commence on the Effective Date and shall continue until July 29, 2006; and (ii) on each anniversary of the Effective Date, the term of Moog's employment under this Agreement shall be automatically extended by one (1) additional year (so that upon extension the term of employment shall be a period of three (3) years from the most recent anniversary), unless at least forty-five (45) days prior to any such anniversary Moog or the Company notifies the other party in writing that he or it does not desire the term of employment to extend automatically (the term of Moog's employment under this Agreement at any given time is the "Agreement Term", and the last day of the Agreement Term is the "Expiration Date"). Throughout the Agreement Term, Moog's employment shall be within the immediate vicinity of Chicago, Illinois."

      4. Section 4.b of the Employment Agreement is hereby AMENDED and RESTATED in its entirety as follows:

            "b.   BASE COMPENSATION.  As compensation for the services to
            be performed hereunder, the Company shall pay to Moog, for each calendar year of this Agreement, a base salary (the "Base Salary"), payable in twenty-four (24) equal semi-monthly payments. The Base Salary shall be Three Hundred Fifty-Three Thousand Six Hundred Twenty-Five Dollars ($353,625)."



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      5.    Section 7.c of the Employment Agreement is hereby DELETED.
Moog hereby acknowledges and agrees that the award made to him effective as of Janaury 1, 2003 under the Company's Long Term Incentive Plan was, among other things, in consideration of the cancellation of the Company's obligation to grant him the options referenced in Section 7.c of the Employment Agreement.

      6. Section 8.a of the Employment Agreement is hereby AMENDED and RESTATED in its entirety as follows:

            "a.   Moog's employment under this Agreement may be terminated
            prior to the Expiration Date under the following circumstances
            ONLY:

                  (1) BY THE COMPANY, at any time other than during a Disability Period under Section 4e, for any reason whatsoever or for no reason, upon not less than ninety (90) calendar days written notice to Moog;

                  (2) BY THE COMPANY, at any time for "cause" as defined below, but only after written notice to Moog, and Moog's failure to cure within thirty (30) calendar days of receipt of such notice;

                  (3) BY MOOG, at any time for any reason whatsoever or for no reason, upon not less than ninety (90) calendar days written notice to the Company;

                  (4) BY MOOG, upon the occurrence of: (i) a failure to pay to Moog any monies, when due under the terms of this Agreement, within five (5) business days after Moog has provided written notice of such failure to pay; or (ii) a material breach of this Agreement by the Company that is not cured within thirty (30) calendar days after Moog has provided written notice that a breach has occurred;

                  (5) BY THE COMPANY, upon Moog's "permanent disability" as defined in Section 8c below, without prior notice; and

                  (6)   AUTOMATICALLY, upon Moog's death."

      7. Section 9.a of the Employment Agreement is hereby AMENDED and RESTATED in its entirety as follows:

            "a.   In the event that the Company terminates Moog's
            employment pursuant to Section 8a(1) hereof, or if Moog terminates his employment pursuant to Section 8a(4), the Company shall promptly pay Moog the sum of: (i) all accrued compensation (including vacation time) and bonus earned through the effective date of termination and (ii) an amount equal to the greater of the present value (determined as of the effective date of termination using a 7% discount rate) of the compensation owed Moog for the remainder of the Agreement Term or the present value (determined as of the effective date of termination using a 7% discount rate) of Moog's Base Salary then in effect. Additionally, the Company shall continue to pay and provide Moog all other benefits under this Agreement for the remainder of the Agreement Term or one (1) year after the effective date of termination, whichever is later; provided, however, with respect to any benefit in which Moog is no longer eligible to participate or which otherwise reasonably cannot be continued for him, the Company, in its sole discretion, shall either provide a substantially equivalent form of benefit to Moog, or pay to Moog an amount equal to the present value (determined as prescribed above with respect to compensation) of the Company's cost of providing the benefit (at the applicable cost in effect immediately prior to termination of the benefit and including, in the case of any


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            amounts relating to life insurance and disability insurance under Sections 5(a) and 5(d), the applicable taxes thereon resulting from any such payments) for the remainder of the Agreement Term or one (1) year after the effective date of termination, whichever is later. If Moog accepts alternative employment at or after the effective date of termination, the Company shall be relieved of any obligation to provide benefits to Moog to the extent that the benefits are duplicative of benefits provided to Moog by his new employer; provided, notwithstanding the foregoing, if comparable health insurance coverage for Moog and his qualified beneficiaries is not provided by a new employer, Moog shall have the right to convert his health insurance benefits to individual coverage pursuant to COBRA. Should Moog so elect, the Company shall pay for such COBRA coverage for 18 months (but in no event later than the first anniversary of the Expiration Date) of health care coverage beginning with the month contiguous with the last effective date of Moog's health care coverage by the Company."

      8. Section 15 of the Employment Agreement is hereby AMENDED and RESTATED in its entirety as follows:

            "15. NOTICES. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed sufficiently given, served and received for all purposes upon the first to occur of actual receipt, delivery by generally recognized overnight courier service, or three (3) days after deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, addressed to the address set forth below (or such other address as a party may hereafter specify for that purpose by notice to the other party):

            If to the Company:

            CoolSavings, Inc.
            360 N. Michigan Avenue
            19th Floor
            Chicago, IL  60601

            with copies to:

            Richard H. Rogel
            P.O. Box 1659
            Avon, CO  81620-1659

            Landmark Ventures VII, LLC
            c/o Guy R. Friddell, III, Esquire
            150 W. Brambleton Avenue
            Norfolk, VA  23510

            If to Moog:

            Matthew Moog


      9. Except as modified by the provisions of this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.

      10. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.





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


      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                              COMPANY:

                              COOLSAVINGS, INC., a Delaware corporation


                              By:      /s/ David B. Arney
                                       ------------------------------

                              Name:    David B. Arney
                                       ------------------------------

                              Title:   SVP of Operations & CFO
                                       ------------------------------



                              MOOG:


                              /s/ Matthew Moog
                              ------------------------------------
                              Matthew Moog












































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